SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 2/11/99           54,500            20.2375
               THE GABELLI ABC FUND
                                 2/11/99           19,600            20.2375
                                 2/04/99           30,400            20.0625
          GAMCO INVESTORS, INC.
                                 2/09/99           10,000            20.1250
                                 2/05/99           22,200            20.0625
                                 2/05/99           10,000            20.0625
                                 2/04/99              800            20.0625
                                 2/03/99           26,500            20.1250
                                 2/03/99            2,000-           20.0625
                                 2/02/99           25,000            20.1125
                                 2/01/99           10,000            20.1250


















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.